EXHIBIT 99.1
News Release
FOR IMMEDIATE RELEASE
Investor Contact:
Laura J. Cinat
(312) 255-6167
laura.cinat@diamondcluster.com
Media Contact:
David Moon
312-255-4560
david.moon@diamondcluster.com
DIAMONDCLUSTER REPORTS FOURTH QUARTER
RESULTS AND CONSIDERS STRATEGIC ALTERNATIVES FOR PORTIONS OF
ITS INTERNATIONAL OPERATIONS
Net Revenue from Combined Operations of $53.0 Million
Company Refocuses on Core Markets in North America, U.K. and India
CHICAGO, May 3, 2006—DiamondCluster International, Inc. (Nasdaq: DTPI), a premier global management consulting firm, today announced results for its fourth quarter of fiscal year 2006 (ended March 31, 2006) and announced that it is considering strategic alternatives for portions of its international operations, including a potential sale.
Strategic Alternatives for Portions of International Operations Being Considered
Reflecting the Company’s intent to focus on its core markets, beginning in its fourth fiscal quarter of 2006, it is reporting results for continuing operations, the businesses the Company expects to be engaged in for the foreseeable future, which include North America, the United Kingdom (U.K.) and India. There are no specific plans to disclose at this time and the Company will make an announcement when such plans are finalized.
“We are sharpening our focus on our core markets in North America, the U.K. and India,” said DiamondCluster CEO Adam Gutstein. “This move will allow our most senior resources to direct their time and energy to the areas that represent the best opportunities for growth, and should also improve our margins and cash flow.”
Financial Results – Combined Operations
In the fourth quarter of fiscal year 2006, net revenue from combined (continuing and discontinued) operations was $53.0 million, above the Company’s previous guidance of
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DiamondCluster International Fourth Quarter FY2006 Results/page 2
$49.5 to $51.0 million. Pretax income was $5.8 million, above previous guidance of $3.0 to $3.5 million, primarily due to the reversal of a restructuring accrual of $2.0 million related to facilities in North America. Due to the Company’s intent to focus only on its core markets in North America, the U.K. and India, it recorded a $1.8 million tax expense due to the reversal of certain foreign tax credits it no longer expects to utilize, resulting in income tax expense in the fourth quarter of $5.6 million and earnings per diluted share of $0.01. The combination of the reversal of the foreign tax credit and the reversal of the restructuring accrual, net of tax, negatively impacted earnings per share by $0.02.
Free cash flow (cash flow from operating activities less capital expenditures) in the fourth quarter was $7.4 million, compared with ($0.5) million in the prior quarter and $2.5 million in the year ago period.
Financial Results – Continuing Operations
Net revenue from continuing operations in the fourth quarter was $38.8 million, compared with $34.2 million for the prior quarter and $39.1 million for the fourth quarter of fiscal year 2005. The Company reported pretax income from continuing operations of $5.6 million, and income from continuing operations after taxes of $392 thousand or $0.01 per diluted share. Income from continuing operations after taxes in the year-ago period was $22.7 million, or $0.60 per diluted share, which included the reversal of a valuation allowance related to deferred tax assets in North America. Without the reversal of the valuation allowance, earnings would have been $0.23 per diluted share. Free cash flow from continuing operations in the fourth quarter was $4.8 million, and days billings outstanding were 25 days.
“Our business is strengthening in a positive business climate,” said Gutstein. “We made significant progress during the fourth quarter on improving our key metrics and driving margin expansion. We are seeing clients in all industries embark on new initiatives, particularly those in the areas of insurance and healthcare.”
DiamondCluster served 56 clients in continuing operations in the fourth quarter of fiscal year 2006, including 16 new clients. This compares favorably to 42 clients and 11 new clients in the year-ago period. The top five clients represented 39% of revenue as of March 31, 2006, down from 52% in the year-ago period. The Company ended the fourth quarter with 441 client-serving professionals, up from 415 in the year-ago period.
Business Outlook – Continuing Operations
First Quarter FY07
The Company anticipates net revenue from continuing operations in the June quarter to be in the range of $39.0 to $41.0 million, pretax income to be between $3.7 and $4.5 million, income tax expense of approximately $2 to $2.5 million, earnings per diluted share of $0.05 or $0.06, and free cash flow of zero to $2 million.

DiamondCluster International Fourth Quarter FY2006 Results/page 3
Full Fiscal Year 2007
For fiscal year 2007, the Company expects net revenue from continuing operations to increase to $167 million to $170 million, or 15 to 17 percent, and to achieve annual pre-tax margin of 11 to 12 percent with quarterly improvement throughout the year. The Company expects to generate earnings per share of $0.26 to $0.30 in fiscal year 2007 and free cash flow in the range of $18 to $22 million.
Conference Call
Management from DiamondCluster International will host a conference call today, May 3, 2006, at 8:00 am CT to discuss the results of the quarter. The call will be broadcast live and archived on DiamondCluster’s web site at www.diamondcluster.com.
About DiamondCluster International
DiamondCluster International (Nasdaq: DTPI) is a premier global management consulting firm that helps leading organizations develop and implement growth strategies, improve operations, and capitalize on technology. Mobilizing multidisciplinary teams from our highly skilled strategy, technology, and operations professionals worldwide, DiamondCluster works collaboratively with clients, unleashing the power within their own organizations to achieve sustainable business advantage. DiamondCluster is headquartered in Chicago, with offices across Europe, North America, the Middle East and South America. To learn more, visit www.diamondcluster.com.
Forward-Looking Statements
Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve risks and uncertainties and speak only as of the date of this release. Actual results may differ materially due to such factors as the ability of the Company to maintain its pricing and utilization rates and control its costs, the sustainability of the economic recovery in the U.S. and Northern European markets, recruitment and retention of personnel, possible termination of projects by major clients, variations in the timing, initiation or completion of client assignments, absence of long-term contracts with clients, growth management, project risks, and technological advances. The risks and uncertainties associated with our business are highlighted in our filings with the SEC, including our Form 10-Q for the third quarter of fiscal year 2006, ended December 31, 2005.

DiamondCluster International Fourth Quarter FY2006 Results/page 4
DiamondCluster International Key Statistics for Both Continuing and Discontinued
Operations for Fourth Quarter 2006-unaudited
(Dollars in millions, except earnings per share and revenue per professional)

	Continuing		Combined
	Operations		Operations
	(North America,		(Continuing and
	United Kingdom,	Discontinued	Discontinued
Q4 FY06	and India)	Operations	Operations)

Net Revenue	$38.8	$14.2	$53.0
Income Before Income Taxes	$5.6	$0.2	$5.8
Income Tax Expense	$5.2	$0.4	$5.6
Net Income (Loss) per Diluted Share	$0.01	$0.00	$0.01
Free Cash Flow	$4.8	$2.6	$7.4
Client-Serving Professionals	441	154	595
Revenue per Professional	$355 thousand	$384 thousand	$362 thousand
DROs	25 Days	83 Days	41 Days
Clients Served	56	37	93

PRESS RELEASE
DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Twelve Months
	Ended March 31,		Ended March 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE:
Net revenue	$38,829	$39,141	$145,224	$144,900
Reimbursable expenses	5,156	4,247	18,444	16,848

Total revenue	43,985	43,388	163,668	161,748

PROJECT PERSONNEL EXPENSES:
Project personnel costs before reimbursable expenses	26,210	22,118	99,111	86,243
Reimbursable expenses	5,156	4,247	18,444	16,848

Total project personnel expenses	31,366	26,365	117,555	103,091

GROSS MARGIN	12,619	17,023	46,113	58,657

OTHER OPERATING EXPENSES:
Professional development and recruiting	1,857	1,680	6,689	6,107
Marketing and sales	1,157	1,193	3,522	3,507
Management and administrative support	6,686	6,335	25,328	24,328
Restructuring expense (recovery)	(1,960)	—	400	—

Total other operating expenses	7,740	9,208	35,939	33,942

INCOME FROM CONTINUING OPERATIONS	4,879	7,815	10,174	24,715

OTHER INCOME, NET	741	558	2,970	1,436

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	5,620	8,373	13,144	26,151

INCOME TAX EXPENSE (BENEFIT)	5,228	(14,343)	11,151	(13,420)

INCOME FROM CONTINUING OPERATIONS AFTER TAXES	392	22,716	1,993	39,571

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of tax	(202)	(2,663)	(12,747)	(6,533)

				.
NET INCOME (LOSS)	$190	$20,053	$(10,754)	$33,038

BASIC INCOME (LOSS) PER SHARE OF COMMON STOCK:
INCOME FROM CONTINUING OPERATIONS AFTER TAXES	$0.01	$0.67	$0.06	$1.18
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	0.00	(0.08)	(0.39)	(0.19)

NET INCOME (LOSS)	$0.01	$0.59	$(0.33)	$0.99

DILUTED INCOME (LOSS) PER SHARE OF COMMON STOCK:
INCOME FROM CONTINUING OPERATIONS AFTER TAXES	$0.01	$0.60	$0.06	$1.09
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	0.00	(0.07)	(0.37)	(0.18)

NET INCOME (LOSS)	$0.01	$0.53	$(0.31)	$0.91

SHARES USED IN COMPUTING BASIC INCOME (LOSS) PER SHARE	32,077	33,759	32,963	33,516

SHARES USED IN COMPUTING DILUTED INCOME (LOSS) PER SHARE	33,537	37,623	34,682	36,281
The following amounts of stock-based compensation expense are included in each of the respective expense categories reported above:

	For the Three Months		For the Twelve Months
	Ended March 31,		Ended March 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Project personnel costs before reimbursable expenses	$2,649	$1,768	$9,203	$7,301
Professional development and recruiting	16	(4)	67	57
Marketing and sales	104	84	385	248
Management and administrative support	556	446	2,219	1,399

Stock-based compensation expense from continuing operations	$3,325	$2,294	$11,874	$9,005
Stock-based compensation expense from discontinued operations	360	1,238	3,211	5,308

Total stock-based compensation expense	$3,685	$3,532	$15,085	$14,313

PRESS RELEASE
DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	March 31,
	2006	2005
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$75,392	$42,270
Short-term investments	—	55,975
Accounts receivable, net of allowance of $629 and $1,079 as of March 31, 2006 and March 31, 2005, respectively	11,908	22,044
Deferred tax asset — current portion	1,457	9,819
Prepaid expenses and other current assets	3,105	6,005
Current assets from discontinued operations	21,097	—

Total current assets	112,959	136,113

Computers, equipment, leasehold improvements and software, net	1,431	5,145
Deferred tax asset — non-current portion	8,008	10,841
Other assets	3,322	1,573
Non-current assets from discontinued operations	1,361	—

Total assets	$127,081	$153,672

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,260	$4,652
Income taxes payable	899	1,611
Restructuring accrual, current portion	896	2,848
Accrued compensation	4,966	6,762
Other accrued liabilities	8,489	16,154
Current liabilities of discontinued operations	13,510	—

Total current liabilities	31,020	32,027

Restructuring accrual, less current portion	527	3,700
Non-current liabilities from discontinued operations	3,816	—

Total liabilities	35,363	35,727

Stockholders’ equity:
Common stock, 32,499 shares outstanding as of March 31, 2006 and 34,436 shares outstanding as of March 31, 2005	546,293	563,753
Stock-based compensation	—	(2,174)
Accumulated other comprehensive income	2,473	2,660
Accumulated deficit	(457,048)	(446,294)

Total stockholders’ equity	91,718	117,945

Total liabilities and stockholders’ equity	$127,081	$153,672

PRESS RELEASE
DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months		For the Twelve Months
	Ended March 31,		Ended March 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$190	$20,053	$(10,754)	$33,038
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Restructuring charges (recovery)	(1,784)	—	9,239	—
Depreciation and amortization	641	716	2,744	3,190
Write-down of net book value of property, plant, and equipment	—	32	—	71
Stock-based compensation	3,685	3,532	15,085	14,313
Deferred income taxes	5,487	(20,633)	10,008	(20,633)
Changes in assets and liabilities:
Accounts receivable	(2,763)	(2,790)	(6,792)	1,951
Prepaid expenses and other	(676)	1,085	(519)	4,601
Accounts payable	779	210	263	(1,856)
Restructuring accrual	(2,829)	(833)	(7,805)	(2,980)
Other assets and liabilities	5,221	1,700	587	(3,607)

Net cash provided by operating activities	7,951	3,072	12,056	28,088

Cash flows from investing activities:
Net redemptions (purchases) of short-term investments	—	(8,950)	55,975	(13,675)
Capital expenditures, net	(551)	(527)	(1,580)	(1,763)
Other assets	—	55	60	151

Net cash provided by (used in) investing activities	(551)	(9,422)	54,455	(15,287)

Cash flows from financing activities:
Common stock issued, net	850	9,959	3,767	16,802
Tax benefits from employee stock plans, net of adjustments	(333)	4,512	(307)	4,748
Purchase of treasury stock	(1,626)	(13,697)	(34,337)	(31,547)

Net cash provided by (used in) financing activities	(1,109)	774	(30,877)	(9,997)

Effect of exchange rate changes on cash	185	(106)	(188)	462

Net increase (decrease) in cash and cash equivalents	6,476	(5,682)	35,446	3,266
Cash and cash equivalents at beginning of period	71,240	47,952	42,270	39,004

Cash and cash equivalents at end of period (1)	$77,716	$42,270	$77,716	$42,270

Non-cash financing activities:
Transfer of stock-based compensation balance to additional paid-in capital upon adoption of SFAS No. 123R	—	—	$2,174	—
(1)	Cash and cash equivalents includes $2,324 of cash and cash equivalents classified as discontinued operations as of March 31, 2006.